Exhibit 10.1
AMENDMENT AGREEMENT NO. 5
THIS FIFTH AMENDMENT AGREEMENT (this “Agreement”) is made and entered into as of June 16, 2023, by and among Cannae Funding C, LLC, a limited liability company under the laws of Delaware, as a borrower (“Borrower 1”), Cannae Funding D, LLC, a limited liability company organized under the laws of Delaware, as a borrower (“Borrower 2” and, together with Borrower 1, the “Borrowers”), Royal Bank of Canada, as Administrative Agent (in such capacity, the “Administrative Agent”) and Calculation Agent (in such capacity, the “Calculation Agent”) and the Lenders party hereto. Reference is made to (i) that certain Margin Loan Agreement dated as of November 30, 2020 (as amended by that certain First Incremental Facility Amendment dated as of August 16, 2021 (the “First Incremental Facility Amendment”), as further amended by that certain Second Incremental Facility Amendment dated as of December 10, 2021 (the “Second Incremental Facility Amendment”), as further amended by that certain Third Amendment and Waiver dated as of January 19, 2022 (the “Third Waiver and Amendment”),as further amended by that certain Fourth Amendment dated as of May 12, 2022 (the “Fourth Amendment Agreement”) and as may be further amended, supplemented, restated or otherwise modified from time to time, the “Margin Loan Agreement”), entered into by and among the Borrowers, Administrative Agent, Calculation Agent and the Lenders from time to time party thereto (the “Lenders”), (ii) that certain Fee and Ratio Letter dated as of November 30, 2020 (as amended by the First Incremental Facility Amendment, as further amended by the Second Incremental Facility Amendment, as further amended by the Third Amendment and Waiver, as further amended by the Fourth Amendment Agreement and as may be further amended, supplemented, restated or otherwise modified from time to time ( the “Fee and Ratio Letter”), entered into by and among the Borrowers, Administrative Agent, Calculation Agent and the Lenders, (iii) that certain Guarantee Agreement, dated as of June 16, 2023 and as may be further amended, restated, extended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), and (iv) that certain Partial Termination Agreement, dated as of June 16, 2023, entered into by and among Borrowers, Administrative Agent, Calculation Agent and the Lenders (the “Partial Termination Agreement”).

WITNESSETH:

WHEREAS, the parties hereto have agreed to make certain amendments to the Margin Loan Agreement and the Fee and Ratio Letter as set forth herein and subject to the conditions hereunder;
WHEREAS, all capitalized terms not otherwise defined herein shall have the meaning given thereto in the Margin Loan Agreement or other applicable Margin Loan Documentation, as amended by this Agreement;
NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1:     Amendments to the Margin Loan Agreement.
(a)The Borrowers and the Lender have agreed to reduce Commitments to the aggregate amount of $150,000,000.00.
(b)The Loan Agreement is amended such that, after giving effect to all such amendments, it shall read in its entirety as set forth on Annex I attached hereto.

SECTION 2:     Amendments to the Fee and Ratio Letter.
(a)The Fee and Ratio Letter is amended such that, after giving effect to all such amendments, it shall read in its entirety as set forth on Annex II attached hereto.

SECTION 3:     Conditions Precedent. This Fifth Amendment shall become effective on the date on which the following conditions have been satisfied or waived but, in any event, solely after the effectiveness of the Partial Termination Agreement:
(a)Borrowers shall have paid the Partial Termination Amount by wire transfer (together with notification to it of the applicable federal funds wire reference number) of freely and immediately available funds and fully performed their obligations under the Partial Termination Agreement;
(b)Borrower shall have caused the Guarantor to duly execute the Guarantee Agreement concurrently with the execution of this Agreement;
(c)The Lender shall have received a favorable opinion of counsel to each Borrower addressed to each Lender and Administrative Agent;
SECTION 4:    Borrowers Representations, Warranties and Covenants.
In order to induce (i) Lenders to agree to this Agreement, Borrowers makes the following representations and warranties to each of Lender and Administrative Agent:

(a)Each Borrower hereby certifies, represents and warrants that, after giving effect to the terms hereof: (i) each of the representations and warranties set forth in the Margin Loan Agreement are true and correct in all material respects as of the date hereof (unless any such representation or warranty is qualified as to materiality, in which case such representation or warranty is true and correct in all respects as of the date hereof), except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such date (unless any such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects as of such date), (ii) each Borrower has no material assets other than the Collateral nor any Indebtedness or monetary obligations other than the Obligations under the Margin Loan Documentation or any obligations under routine administrative agreements as expressly permitted under Section 6.14 of the Margin Loan Agreement; and (iii) no Collateral Call Trigger Event, no Mandatory Prepayment Event, no Default and no Event of Default and no Facility Adjustment Event has occurred or is continuing as of the date hereof.

(b)Each Borrower (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to enter into, and perform its obligations under this Agreement, and consummate the transactions contemplated hereunder, which have been duly authorized by all necessary action by such Borrower, and (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

(c)This Agreement has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)There are no pending or, to each Borrower’s knowledge, threatened actions, claims, complaints, suits, charges, grievances, or proceedings (“Proceedings”) (i) that in the aggregate would materially and adversely affect such Borrower’s ability to perform and satisfy its obligations under, or in connection with, the Margin Loan Agreement, or (ii) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated hereunder.

(e)Borrowers will cause all the Conditions Precedent as set forth in Section 3 of this Agreement to be satisfied on June 16, 2023.

(f)The Recitals to this Agreement are true and correct in all material respects.

SECTION 5: Miscellaneous.
    (a)    Except as provided hereby, all of the representations, warranties, terms, covenants and conditions of the Margin Loan Agreement and other Margin Loan Documentation shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The provisions set forth herein shall be limited as provided for herein, and shall not be deemed to be a waiver of, amendment to, consent to or modification of any other term or provision of the any Margin Loan Documentation or of any event, condition, or transaction on the part of the Borrowers or any other person that would require the consent of the Administrative Agent or any of the Lenders. The execution, delivery and effectiveness of this Agreement shall not, by implication or otherwise, limit, impair, waive or otherwise affect any right, power or remedy of any Lender under the Margin Loan Agreement or any other Margin Loan Documentation.
    (b)    Each party acknowledges and agrees that the execution and delivery by the Lenders and the Administrative Agent of this Agreement shall not be deemed (i) to create a course of dealing or otherwise obligate any Lender to forbear, waive, consent or execute similar amendments or waivers in the future, or (ii) to amend, relinquish or impair any right of the matter arising from or relating to this Agreement.
    (c)    Notwithstanding the foregoing, the parties hereto agree that the Margin Loan Agreement and all other Margin Loan Documentation shall be deemed to be amended to reflect and give effect to this Agreement and achieve the intended economic and commercial effect thereof. Accordingly, should there be any conflict or inconsistency between the terms of this Agreement and any of the other terms of the Margin Loan Documentation, the terms of this Agreement shall prevail.
(d)    Governing Law; Submission to Jurisdiction. This Agreement constitutes a “Margin Loan Documentation” entered into in connection with the Margin Loan Agreement. The provisions of Section 9.06 of the Margin Loan Agreement shall apply mutatis mutandis to this Agreement as if such provisions were fully set forth herein.
    (f)    Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Term Loan A Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
[Signature page follows]

By signing this Agreement, the parties hereto each irrevocably agree to and consent to the matters set out herein.

CANNAE FUNDING C, LLC, as Borrower 1
By:	/s/ Bryan. D Coy
Name: Bryan. D Coy
Title: Chief Financial Officer
CANNAE FUNDING D, LLC, as Borrower 2
By:	/s/ Bryan. D Coy
Name: Bryan. D Coy
Title: Chief Financial Officer
[Signature Page to Amendment No.5]

ROYAL BANK OF CANADA, as Administrative Agent

By:	/s/ Annie Lee
Name: Annie Lee
Title: Manager, Agency Services

ROYAL BANK OF CANADA, as Calculation Agent
By:	/s/ Brian Ward
Name: Brian Ward
Title: Authorized Signatory

ROYAL BANK OF CANADA, as Lender
By:	/s/ Glenn Van Allen
Name: Glenn Van Allen
Title: Authorized Signatory

[Signature Page to Amendment No.5]